Exhibit 3.1(gg)

Application to Form A Limited Liability Company

Filed: October 18, 2002	UBI: 602 244 219	Corporation Number: State of Washington

Important Person to Contact About this Filing:  Susan D. Cruz

Daytime Phone Number (with area code):  360-882-1052

Certificate of Formation

Name of Limited Liability Company:  CVB Northwest, LLC

Address of Limited Liability Company (LLC)

Street:	16703 SE McGillivray Blvd, #210
City:	Vancouver
State:	WA
Zip:	98683

Effective Date of LLC: Upon filing by the Secretary of State

Management of LLC is Vested in One or More Managers: Yes

Name and Address of Washington State Registered Agent:

Name:	Kim Babbitts
Street Address:	16703 SE McGillivray Blvd, #210
City:	Vancouver
State:	WA
Zip:	98683

I consent to serve as Registered Agent in the State of Washington for the above named LLC.  I understand it will be my responsibility to accept Service of Process on behalf of the LLC; to forward mail to the LLC; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

/s/ Kim Babbitts	Kim Babbitts	10/16/02
Signature of Agent	Printed Name	Date

Names Address of Each Person Executing this Certificate

Printed Name:	Kimberly A. Babbitts	Signature:	/s/ Kimberly A. Babbitts

Address:	16703 SE McGillivray Blvd., #210	City: Vancouver	State: WA	Zip: 98683

AMENDED CERTIFICATE OF FORMATION/REGISTRATION

SECTION 1

NAME OF LIMITED LIABILITY COMPANY: (as currently recorded with the Office of the Secretary of State

CVB Northwest, LLC

SECTION 2

AMENDMENTS TO CERTIFICATE:

The management of the LLC shall be vested in the members and not any managers.

SECTION 3

EFFECTIVE DATE OF AMENDMENTS TO CERTIFICATE:

Upon filing by the Secretary of State

SECTION 4

MEMBER OR MANAGER SIGNATURE

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/ Alva Huffman	Alva Huffman, Vice President, Finance of Sole Member
Signature	Printed Name/Title

5/6/11	404 748 6219
Date	Phone